Exhibit 10.29


NEITHER THIS SECURITY NOR ANY SECURITY INTO WHICH IT IS CONVERTIBLE HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE PLEDGED, TRANSFERRED, ASSIGNED, OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR SUCH STATE SECURITIES LAWS.



                       SECURED CONVERTIBLE PROMISSORY NOTE

                                Due June 25, 2008





$2,000,000.00                                               Dated June 25, 2002


         FOR VALUE RECEIVED, the undersigned FIRST LOOK MEDIA, INC., a Delaware corporation (the "Company"), and First Look/Seven Hills LLC, a Delaware limited liability company (the "LLC"), jointly and severally hereby promise to pay to the order of SEVEN HILLS PICTURES, LLC, a Connecticut limited liability company, or its assigns (the "Holder") the principal sum of Two Million and No/100th Dollars ($2,000,000.00), together with interest thereon at the rate provided herein, on the terms set forth below.

SECTION 1.        DEFINITIONS AND RULES OF CONSTRUCTION

         1.1 Definitions. For purposes of this Note, the following definitions shall apply:

                  "Acceleration Notice" has the meaning specified in Section
                  6.2.

                  "Borrowers" mean the Company and the LLC jointly and severally.

                  "Business Day" means a day that is not a Legal Holiday.

                  "Common Stock" means the common stock, $.001 par value per share, of the Company.

                  "Company" means the party named as such in the preamble of this Note and any successor permitted in this Note.

                  "Conversion Amount" has the meaning specified in Section
                  3.1(a).

                  "Conversion Price" has the meaning specified in Section
                  3.1(a).

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                  "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                  "Event of Default" has the meaning specified in Section 6.1.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession which are in effect in the United States at the time and for the period as to which such accounting principles are to be applied.

                  "Holder" has the meaning specified in the preamble to this Note.

                  "Indebtedness" means, with respect to any Person, (i) all indebtedness for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (ii) any other indebtedness that is evidenced by a note, bond, debenture or similar instrument, (iii) all obligations under financing leases, (iv) all obligations in respect of acceptances issued or created, (v) all liabilities secured by any Lien on any property and (vi) all guarantee obligations.

                  "Legal Holiday" is a Saturday, Sunday or a day on which state or federally chartered banking institutions in California are not required to be open.

                  "Lien" means any mortgage, lien, pledge, charge, security interest or other encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement and any lease deemed to constitute a security interest, and any option or other agreement to give any security interest).

                  "LLC" means the party named as such in the preamble of this Note and any successor permitted in this Note.

                  "LLC Agreement" means the Limited Liability Company Agreement of the LLC, of even date herewith, as the same may be amended from time to time as therein provided.

                  "Marketing and Distribution Agreement" means the Film Marketing and Distribution Agreement, of even date herewith, among the Company, the LLC and the Holder, as the same may be amended from time to time as therein provided.

                  "Maturity Date" has the meaning specified in Section 4.1(b).

                  "Note" means this Secured Convertible Promissory Note, in the principal amount set forth in the preamble hereof, issued to the Holder and evidenced by this instrument and any renewal or replacement thereof.

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                  "Organic Change" means, as to the Company, (i) a merger,
                  consolidation or reorganization of the Company with or into any other Person, or a sale, transfer or assignment of all or substantially all of the assets of the Company or a similar transaction, or series of related such transactions, in which the holders of the Company's capital stock prior to the consummation of such event hold less than 50% of the voting power of the Surviving Person, or (ii) the liquidation, dissolution or winding up of the Company.

                  "Outstanding Balance" means the outstanding principal amount of this Note, plus accrued and unpaid interest thereon.

                  "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

                  "Purchase Agreement" means the Securities Purchase Agreement, dated as of May 20, 2002, entered into between the Company and the Holder in connection with the purchase and sale of this Note and certain other securities.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

                  "Security Agreements" means, collectively, the Pledge and Security Agreement, of even date herewith, between the Company and the Holder and the Security Agreement, of even date herewith, between the LLC and the Holder entered into in connection with the purchase and sale of this Note.

                  "Surviving Person" has the meaning specified in Section 5.1.

                  "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

         1.2 Rules of Construction. Unless the context otherwise requires:

         (a) a term has the meaning assigned to it;

         (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

         (c) "or" is not exclusive;

         (d) words in the singular include the plural, and words in the plural include the singular;

         (e) provisions apply to successive events and transactions;

         (f) "herein," "hereof" and other words of similar import refer to this Note as a whole and not to any particular section or other subdivision; and

         (g) references to "Section" or "Sections" means such Section or Sections of this Note, unless stated otherwise.

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SECTION 2.        THE NOTE

         2.1 Registrar and Paying Agent. This Note may be presented for payment or for registration of retransfer or for exchange at the Company's principal executive office. The Company shall give prompt written notice to the Holder of any change in the location of such office.

         2.2 Transfer and Exchange. When this Note is presented to the Company with a request to register the transfer of this Note or to exchange this Note for an equal principal amount of Notes of like tenor, the Borrowers shall register the transfer or make the exchange as requested.

         2.3 Replacement Note. If this Note is mutilated and is surrendered to the Borrowers, or if the Holder claims and submits to the Borrowers an affidavit or other evidence reasonably satisfactory to the Borrowers to the effect that this Note has been lost, destroyed or wrongfully taken, the Borrowers shall issue a replacement Note, provided, that, if required by the Borrowers, the Holder shall agree in writing to indemnify the Borrowers from any loss they may suffer as a result of the replacement of this Note.

         2.4 Security Agreements. This Note is secured by the Security
Agreements.

SECTION 3.        CONVERSION

         3.1 Conversion Provisions. This Note may be converted into shares of Common Stock under the circumstances set forth below:

         (a) Conversion at the Option of the Holder. The Holder shall have the right and option at any time during the period commencing on the date hereof and expiring on the Maturity Date to convert all or any portion of the Outstanding Balance into fully paid, validly issued and nonassessable shares of Common Stock at a conversion price of $2.30 per share, which price is subject to adjustment as set forth herein (as so adjusted, the "Conversion Price"). In order to exercise its conversion rights contained herein, the Holder shall surrender this Note to the Company and shall give written notice to the Company, in the form attached to this Note, that the Holder elects to convert such portion, up to the whole thereof, of the then Outstanding Balance specified in such notice (the "Conversion Amount"). The number of shares of Common Stock to which Holder shall be entitled upon conversion shall be the quotient obtained by dividing the Conversion Amount by the Conversion Price. Such conversion shall be deemed to have been effected concurrently with the receipt by the Company of the notice to convert, and the Holder shall be treated for all purposes the record holder of the shares of Common Stock issuable upon such conversion at such time. The Company shall deliver to the Holder one or more stock certificates representing such shares as soon as practicable after the conversion. If the Conversion Amount includes less than all of the outstanding principal amount of this Note, the Company shall execute and deliver to the Holder a new note of like tenor as this Note evidencing the remaining outstanding principal amount hereof.

(b) Conversion at the Option of the Company. The Company shall have the option at any time during the period commencing on the date hereof and expiring on the Maturity Date, exercisable upon written notice to the Holder, to require the conversion of all of the Outstanding Balance into Common Stock, at the Conversion Price, provided that the Closing Bid Price (as defined below) of the Common Stock has been at least equal to the Conversion Price for each of the 20 consecutive trading days within three business days preceding the giving of such notice. The "Closing Bid Price" shall mean the closing bid price for the Common Stock, as reported by The Nasdaq Stock Market if the Common Stock is quoted on The Nasdaq National Market or Nasdaq SmallCap Market, or the last sales price of the Common Stock if the Common Stock is listed on a national securities exchange, whichever is the principal trading market for the Common Stock. If the Common Stock is not listed on a national securities exchange or quoted on The Nasdaq National Market or Nasdaq SmallCap Market, but is traded in the over-the-counter market, the Closing Bid Price shall mean the closing bid price for the Common Stock, as reported by the OTC Bulletin Board or the National Quotation Bureau, Incorporated, or similar publisher of such quotations. If the Closing Bid Price cannot be determined pursuant to the above, the Closing Bid Price shall be such price as the Board of Directors of the Company shall determine in good faith with reference to available established market and industry criteria.

         (c) Adjustments.

                  (i) If the outstanding shares of Common Stock at any time while this Note remains outstanding shall be subdivided or split into a greater number of shares, or a dividend in Common Stock shall be paid in respect of Common Stock, the Conversion Price in effect immediately prior to such subdivision or split or at the record date of such dividend shall, simultaneously with the effectiveness of such subdivision or split or immediately after the record date of such dividend (as the case may be) shall be proportionately decreased. If the outstanding shares of Common Stock shall be combined or reverse-split into a smaller number of shares, the Conversion Price in effect immediately prior to such combination or reverse split shall, simultaneously with the effectiveness of such combination or reverse split, be proportionately increased.

                  (ii) In case of any reclassification or reorganization of the outstanding shares of Common Stock other than a change covered by
         Section 3.1(c)(i) above or which solely affects the par value of such shares of Common Stock, or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or reorganization of the outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Holder shall have the right thereafter to receive upon the conversion hereof, for the same aggregate Conversion Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or other transfer, by a Holder of the number of shares of Common Stock of the Company obtainable upon conversion of this Note immediately prior to such event. The provisions of this Section 3.1(c)(ii) shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers.

         (d) In each case of an adjustment of the Conversion Price of the number of shares of Common Stock or other securities issuable upon conversion of this Note, the Company, at its expense, shall compute such adjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment, and shall mail such certificate, by first class mail, postage prepaid, to the Holder at its address for notice under this Note. The certificate shall set forth such adjustment, showing in detail the facts upon which such adjustment is based setting forth the new Conversion Price resulting from the adjustment, and the type and amount, if any, of other properly which at the time would be received upon conversion of the this Note.

         (e) Upon (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company with or into any other Person, or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to the Holder 20 days prior to the record date specified therein a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (C) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

         3.2 Rights as Shareholder. The Holder is not entitled to any rights of a holder of Common Stock under this Note until this Note is converted into shares of Common Stock.

         3.3 Fractional Shares. The Company will issue cash in lieu of fractional shares of Common Stock upon conversion of this Note.

         3.4 Taxes on Conversion. If the Holder converts this Note into shares of Common Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issuance of shares upon such conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holders' name. The Company may refuse to deliver the stock certificates representing the shares being issued in a name other than the Holders' name until the Company receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulations.

         3.5 Reservation of Conversion Shares. The Company shall, prior to issuance of this Note, and from time to time as may be necessary, reserve, out of its authorized but unissued Common Stock a sufficient number of shares of Common Stock to permit the conversion in full of this Note. All shares of Common Stock delivered upon conversion of this Note shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and non-assessable and shall be free from preemptive rights and free of any lien or adverse claim. The Company will endeavor promptly to comply with all federal and state securities laws, if any, regulating the offer and delivery of the shares of Common Stock or other securities upon conversion of this Note.

         3.6 Legend on Conversion Shares. The shares of Common Stock issued upon conversion of this Note shall bear the restrictive legend set forth below, unless the Company receives a written opinion from counsel who is acceptable to the Company to the effect that neither such legend nor such restrictions on transfer are required to maintain compliance with the Securities Act:

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE LAW. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE LAW.

SECTION 4.        COVENANTS

         4.1 Payment of the Note:

         (a) Interest. Interest on the principal amount of this Note shall accrue at the noncompounded rate of 4% per annum. All interest shall be computed on the basis of the actual number of days elapsed. Unless converted into shares of Common Stock of the Company prior thereto as provided herein, accrued interest on this Note shall be due and payable, in arrears, as of the last day of each September, December, March and June prior to the Maturity Date (as defined below), provided, that if such day falls on a Legal Holiday, such interest shall be due instead on the next Business Day.

         (b) Principal. To the extent not previously converted into shares of Common Stock or repaid prior to such date as provided or permitted herein, the principal amount of this Note, together with all accrued and unpaid interest thereon, shall be due and payable on June 25, 2008 (the "Maturity Date"). If the principal is not paid when due hereunder, whether by reason of acceleration or on the Maturity Date, interest on such unpaid principal shall accrue from its due date until paid at the rate of 10% per annum.

         (c) Method of Payment. The Borrowers shall pay to the Holder, by wire transfer to an account specified in writing by the Holder, in U.S. Legal Tender principal and interest on the Note when called for herein as of the close of business on the date of such payment. All payments hereunder shall be applied, first, to accrued interest and, next, to principal. The Borrowers shall accurately reflect on their books and records all payments of interest and principal on this Note, and the Borrowers' records in this regard shall be presumed correct absent manifest error.

         4.2 Nonrecourse Provisions. The Borrowers' obligations to pay the principal amount of this Note and interest thereon accruing after the Maturity Date shall be non-recourse to the Company, and the Holder shall have no right or remedy against the Company for nonpayment of the principal amount of this Note or any interest thereon accruing after the Maturity Date except the Holder's rights and remedies as secured party with respect to the Company's membership interest in the LLC and the proceeds thereof afforded by the Security Agreements. Nothing in this Section 4.2 or any other provision of this Note shall limit or affect the Holder's recourse against the Company for payment of interest on this Note accruing from the date hereof up to the Maturity Date or the conversion rights under Section 3 or other rights against the Borrowers for performance of the Borrowers' obligations under this Note other than the obligation to pay the principal amount hereof and interest thereon accruing after the Maturity Date.

         4.3 [Intentionally Omitted]

         4.4 Existence. Subject to Section 5, the Borrowers shall do or cause to be done all things necessary to preserve and keep in full force and effect their legal existence in accordance with its organizational documents (charter and statutory) and franchise.

         4.5 [Intentionally Omitted]

         4.6 Waiver of Stay, Extension or Usury Laws. Each of the Borrowers covenant (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law wherever enacted which would prohibit or forgive it from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note; and (to the extent that it may lawfully do so). Each of the Borrowers hereby expressly waives all benefit or advantage of any such law insofar as such law applies to this Note.

         4.7 [Intentionally Omitted]

SECTION 5.        SUCCESSOR

5.1 When Borrowers May Merge, Etc. Subject to Sections 3.1(c)(ii) and 7.1, neither of the Borrowers may, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person, or, directly or indirectly, sell, lease, assign, transfer or convey (by way of liquidation, dissolution, winding up, or otherwise) all or substantially all of its properties and assets as an entirety or substantially as an entirety (computed on a consolidated basis) to another Person or group or affiliated Persons, unless such Borrower shall be the continuing Person, or the Person (if other than such Borrower) formed by such consolidation or into which such Borrower is merged or to which all or substantially all of the properties and assets of such Borrower is transferred as an entirety or substantially as an entirety (the Company or such other person being hereinafter referred to as the "Surviving Person") shall be an entity organized and validly existing under the laws of the United States, any State thereof or the District of Columbia, and shall expressly assume in writing all the obligations of such Borrower under this Note.

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SECTION 6.        EVENTS OF DEFAULT AND REMEDIES

         6.1 Events of Default. "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be caused voluntarily or involuntarily or effected, without limitation, by operation of law or pursuant to any judgment, decree or order of any court of any order, rule or regulation of any administrative or governmental body):

         (a) default in the payment of any principal or interest upon this Note as and when the same becomes due and payable, and the continuance of such default for a period of three Business Days;

         (b) default in the observance or performance of, or breach of, any covenant, agreement or warranty of the Borrowers contained in this Note, and continuance of such default or breach for a period of 30 days after there has been given, by registered or certified mail, to the Borrowers by the Holder, a written notice specifying such default or breach, requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

         (c) a decree, judgment, or order by a court of competent jurisdiction shall have been entered adjudging either of the Borrowers as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Borrowers under any bankruptcy or similar law, and such decree of order shall have continued undischarged and unstayed for a period of 60 days; or a decree or order of a court of competent jurisdiction ordering the appointment of a receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of the Borrowers, or for the winding up or liquidation of the affairs of the Borrowers, shall have been entered, and such decree, judgment, or order shall have remained in force undischarged and unstayed for a period of 60 days; or

         (d) Either of the Borrowers shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under any bankruptcy or similar law or similar statute, or shall consent to the filing of any such petition, or shall consent to the appointment of a custodian, receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of it or any of its assets or property, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due.

         The Borrowers shall deliver to the Holder, within ten days of the occurrence thereof, written notice of any Default (other than a Default of the sort referred to in clause (a) above), which describes the status of such Default and the action the Borrowers are taking or propose to take with respect thereto.

         6.2 Acceleration of Maturity Date; Rescission and Annulment. If an Event of Default (other than an Event of Default specified in Section 6.1(c) or (d)) occurs and is continuing, then, and in every such case, unless the principal amount of this Note shall have already become due and payable, the Holder, by a notice in writing to the Borrowers (an "Acceleration Notice"), may declare the Outstanding Balance to be due and payable immediately. If an Event of Default specified in Section 6.1(c) or (d) occurs, the Outstanding Balance ipso facto shall become and be immediately due and payable without any declaration or other act on the part of the Holder.

         6.3 Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of a mutilated, destroyed, lost or stolen Note and except as provided in Section 4.2, no right or remedy herein conferred upon or reserved to the Holder is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

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         6.4 Delay or Omission Not Waiver. No delay or omission by the Holder to exercise any right or remedy arising upon any Event of Default shall impair the exercise of any such right or remedy or constitute a waiver of any such Event of Default. Every right and remedy given by this Section 6 or by law to the Holder may be exercised from time to time, and as often as may be deemed expedient, by the Holder.

SECTION 7.        PREPAYMENT

         7.1 Mandatory Prepayment.

         (a) The Holder may, at its option upon notice to the Borrowers at any time or from time to time, require the Borrowers to prepay all of any portion of the principal amount of this Note, plus accrued and unpaid interest thereon to the prepayment date, under the following circumstances:

                  (i) on or after the occurrence of an Organic Change; and

                  (ii) on or after the dissolution of the LLC in accordance with any of subparagraphs (a), (b), (c) and (e) of Section 9.1 of the LLC Agreement.

         (b) The Company shall notify the Holder not less than 30 days in advance of any proposed Organic Change, and shall not consummate such Organic Change unless such notice shall have been duly given and such 30-day period has expired. In the event the Holder elects to have this Note prepaid as provided in
Section 7.1(a), the prepayment amount shall be paid in cash within ten Business Days after notice of prepayment is duly received by the Borrowers; provided, however, that the Holder shall have the right to convert this Note into shares of Common Stock as provided herein, or to rescind its prepayment election upon notice to the Borrowers, at any time during such ten Business Day-period.

         7.2 Voluntary Prepayment. The Borrowers, may, at their option, prepay all or any portion of the principal amount of this Note, plus accrued and unpaid interest thereon to the prepayment date, upon not less than 30 days prior written notice to the Holder; provided, however, that the Holder shall have the right to convert this Note into shares of Common Stock as provided herein at any time prior to the prepayment date.

SECTION 8.        MISCELLANEOUS

         8.1 Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Note, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Note, except as expressly provided in this Note.

         8.2 Governing Law. This Note shall be governed by and construed under the laws of the State of California as applied to agreements entered into and to be performed entirely within California.

         8.3 Titles and Subtitles. The titles and subtitles used in this Note are used for convenience only and are not to be considered in construing or interpreting this Note.

         8.4 Notices. Any notice, authorization, request or demand required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when received by an overnight delivery service or when sent by facsimile addressed as follows:

      to the Borrowers:
                                            c/o First Look Media, Inc.
                                            8000 Sunset Boulevard
                                            Penthouse E
                                            Los Angeles, California 90046
                                            Attention:      William F. Lischak
                                            Facsimile:      (323) 855-0719


      to the Holder:
                                            Seven Hills Pictures, LLC
                                            1041 North Formosa Avenue
                                            West Hollywood, California 90046
                                            Attention:      Reverge Anselmo
                                            Facsimile:      (323) 850-3887

         8.5 Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of this Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

         8.6 Attorneys' fees. If any action at law or equity, including an action for declaratory relief, is brought to enforce or interpret any provision of this Note, the prevailing party shall be entitled to recover reasonable attorneys' fees and expenses from the other party, which fees and expenses shall be in addition to any other relief which may be awarded.

         8.7 Noncircumvention. Neither of the Borrowers will, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.

         8.8 Waiver of Demand for Payment, etc. The Borrowers waive demand for payment, presentment for payment, protest, notice of protest, notice of dishonor, notice of nonpayment, notice of acceleration of maturity and diligence in taking any action to collect sums owing under this Note.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, each of the Borrowers has caused this Note to be executed on its behalf by its duly authorized officer.


                                    FIRST LOOK MEDIA, INC.



                                    By: /s/ Christopher Cooney
                                       ----------------------------------
                                       Name:      Christopher Cooney
                                       Title:     Chief Executive Officer

                                    FIRST LOOK/SEVEN HILLS LLC

                                    By:   First Look Media, Inc.,
                                          Its Member



                                           By: /s/ Christopher Cooney
                                              ----------------------------
                                              Name:   Christopher Cooney
                                              Title:  Chief Executive Officer



                                    By:   Seven Hills Pictures, LLC,
                                          Its Member



                                           By: /s/  Reverge Anselmo
                                              ----------------------------
                                              Name:     Reverge Anselmo
                                              Title:    Manager

                                CONVERSION NOTICE

         (To be executed only upon the conversion of the attached Note)


         The undersigned holder of a Secured Convertible Promissory Note due June 25, 2008 (the "Note") issued by FIRST LOOK MEDIA, INC., a Delaware corporation (the "Company"), and FIRST LOOK/SEVEN HILLS LLC, a Delaware limited liability company, hereby submits the Note for conversion, in the manner set forth below, into shares of the Company's common stock:

To convert the Note into Common Stock of the Company, check the box: |_|

To convert less than all of the "Outstanding Balance" (as defined in the Note),
specify the amount to be converted:  $                .
                                      ----------------

If you want the stock certificate made out in another person's name, fill in the form below:

(insert other person's social security or tax I.D. number)

---------------------------------------------------------

(Print or type other person's name, address and zip code)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Date:

Your Signature:(1)

---------------------------------------------------------


Signature guaranteed by:(2)

By:
   ------------------------------------------------------

(1)     Sign exactly as your name appears on the Note.
(2) The signature must be guaranteed by a bank, a trust company or a member firm of the New York Stock Exchange.